Exhibit 10.4

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of January 8, 2013 (the “Effective Date”), by and between Med One Oak, Inc., a Delaware corporation with principal offices located at 9201 Pinecroft Drive, Shenandoah, TX 77380 (the “Company”), and Greater Houston Physician’s Medical Association, P.L.L.C., a Texas professional limited liability company with principal offices located at 9201 Pinecroft Drive, Shenandoah, TX 77380 (“Purchaser”).  Company and Purchaser may hereafter be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Company owes Purchaser $125,225.00 for funds advanced by Purchaser to Company to cover general and administrative expenses of Company (the “Debt”);

WHEREAS, Purchaser desires to purchase shares of Company’s common stock, par value $.001 per share (the “Common Stock”), in exchange for the release of the Debt and on the terms and conditions set forth herein; and

WHEREAS, Company desires to issue and sell shares of its Common Stock to Purchaser in exchange for the release of the Debt and on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the Parties hereto agree as follows.

ARTICLE I.
AUTHORIZATION; SALE AND ISSUANCE OF SHARES

1.1 Authorization.  Company shall issue 250,450 shares (the “Shares”) of Common Stock to Purchaser for an aggregate purchase price of One Hundred Twenty Five Thousand Two Hundred Twenty Five and 00/100 Dollars ($125,225.00).

1.2 Sale and Issuance of the Shares. Subject to the terms and conditions hereof, Company shall sell and Purchaser shall purchase the Shares at the Closing, as defined below.

ARTICLE II.
CLOSING; EXCHANGE OF CONSIDERATION; VOTING TRUST AGREEMENT

2.1 Closing.  Closing hereunder (the “Closing”) shall take place on the Effective Date and be deemed effective at 12:01 a.m., Central Standard Time, on the Effective Date (the “Effective Time”).

2.2 Exchange of Consideration.  At the Closing, Purchaser shall deliver to Company the release set forth herein in Article V (by Purchaser’s execution of this Agreement) and subject to the terms of this Agreement, Company shall deliver to Purchaser a stock certificate representing the Shares issued in the name of “Brain 3, LLC, as Trustee for Greater Houston Physician’s Medical Association, P.L.L.C.”, as required by, and more fully described in, the Voting Trust Agreement.

2.3 Voting Trust Agreement.  Purchaser hereby agrees to abide by the Voting Trust Agreement (the “Voting Trust Agreement”) which shall be duly executed by Seller and Brain 3, LLC, as Purchaser’s designated Trustee.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF COMPANY

As of the Effective Time, Company hereby represents and warrants to Purchaser as follows:

3.1 Organization and Standing.  Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

3.2 Corporate Power.  Company has all requisite corporate power to enter into this Agreement and to sell and issue the Shares.  This Agreement shall constitute a valid and binding obligation of Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

3.3 Corporate Action.  All corporate action on the part of Company necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Shares and the performance of Company’s obligations hereunder has been taken prior to the Closing.

3.4 Valid Issuance.  The Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by Company; provided, however, that all such Shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the date of the Closing, Purchaser represents and warrants to Company as follows:

4.1 Organization and Standing.  Purchaser is a professional limited liability company duly formed, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

4.2 Power.  Purchaser has all requisite professional limited liability company power to enter into this Agreement.  This Agreement shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

4.3 Action.  All professional limited liability company action on the part of Purchaser necessary for the authorization, execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder has been taken prior to the Closing.

4.4 Investment Intent.  Company is entering this Agreement in reliance upon Purchaser’s representations to Company, evidenced by Purchaser’s execution of this Agreement, that Purchaser is acquiring the Shares for investment for Purchaser’s own account, not as nominee or agent, and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “Securities Act”) and applicable law.  Purchaser has the full right, power, and authority to enter into and perform this Agreement.

4.5 Shares Not Registered.  Purchaser understands and acknowledges that the offer and of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offer and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and applicable state securities or blue sky laws, and that Company’s reliance upon such exemptions is predicated upon Purchaser’s representations set forth in this Agreement.  Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6 No Transfer.  Purchaser covenants that in no event will Purchaser dispose of any of the Shares unless and until (i) Purchaser shall have notified Company of the proposed disposition and shall have furnished Company with a written statement of the circumstances surrounding the proposed disposition, which statement shall

4.7 be accompanied by a written statement signed by the proposed acquirer where such proposed acquirer agrees and consents to be bound by all terms of this Agreement, and (ii) to the extent requested by Company, Purchaser shall have furnished Company with an opinion of counsel satisfactory in form and substance to Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) Company has consented, which consent shall not be unreasonably withheld.

4.8 Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s prospective investment in the Shares; (ii) has the ability to bear the economic risks of Purchaser’s prospective investment; (iii) is an “Accredited Purchaser” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;  (iv) has been furnished with and had access to such information as Purchaser has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (v) has been afforded the opportunity to ask questions of and receive answers from Company regarding Company, and all of Purchaser’s questions to Company have been answered by Company to Purchaser’s satisfaction; and (vi) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

ARTICLE V.
RELEASE OF DEBT

Purchaser for itself, and on behalf of its assigns and successors (collectively, hereafter in this Article, “Seller Releasors”), does hereby completely and generally release, remise, acquit, and forever discharge Company and each of Company’s affiliates, present and former officers, directors, shareholders, representatives, employees, predecessors, successors, assigns, parent, subsidiary and sibling corporations and entities, if any, legal representatives and attorneys, agents and employees (collectively, hereafter “Purchaser Releasees”), of and from repayment of the Debt and any and all past, present, and future claims, demands, obligations, actions, causes of action, rights, damages, expenses, payment or relief of any nature whatsoever, whether based in tort, contract, statute, or any other theory of recovery, and whether for actual, compensatory, consequential, statutory, or punitive damages or any other relief or remedy, whether known or unknown, whether suspected or unsuspected, whether liquidated or unliquidated, whether mature or unmatured, whether direct, indirect or derivative, whether fixed or contingent, and whether secured or unsecured, which any Seller Releasor ever jointly or individually had, now has or have, or hereafter can, shall, or may have against Purchaser Releasees, or any of them, for, upon, or by reason, directly or indirectly, arising out of or related in any way to the Debt; provided, however, that nothing contained in this Agreement shall be construed to constitute a waiver, release or covenant not to sue regarding or otherwise limit any Party’s rights to enforce this Agreement.

ARTICLE VI.
LEGENDS

6.1 Securities Law Legends.  Each certificate representing the Shares shall be endorsed with the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS AND RESTRICTIONS SET FORTH IN THAT CERTAIN STOCK PURCHASE AGREEMENT AMONG THE COMPANY AND GREATER HOUSTON PHYSICIANS’ MEDICAL ASSOCIATION, P.L.L.C., A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE AT THE PRINCIPAL OFFICES OF THE COMPANY.  SUCH LIMITATIONS AND RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN

CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR (II) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, OR DISTRIBUTION.”

6.2 Compliance with Legends.  With respect to the legend required by Section 6.1 above and any other legends required by applicable law, Company need not register a transfer of legended Shares, and may also instruct its transfer agent, if applicable, not to register the transfer of the Shares, unless the conditions specified in such legends are satisfied.

ARTICLE VII.
STOCK RESTRICTIONS.

The Parties hereby agree that the Shares shall be subject to the following restrictions:

7.1 Voting Trust Agreement.  For a period of eighteen (18) months after the Effective Date, the Shares shall be subject to the Voting Trust Agreement, and during such period Purchaser shall not sale, assign, dispose of or otherwise transfer the Shares in any manner, except as allowed pursuant to Section 4.6 hereof.

7.2 Sale Restrictions.  From and after eighteen (18) months after the Effective Date, Purchaser shall be entitled to sell the Shares, with the limitation that during any calendar week, Purchaser shall not sell an amount of Shares in excess of 10% of the average weekly reported volume of trading in the Common Stock on the Over the Counter Bulletin Board (or other national securities exchange or automated quotation system that the Common Stock is then traded) during the four calendar weeks preceding the week during which Purchaser sells the Shares or any portion thereof.

ARTICLE VIII.
MISCELLANEOUS

8.1 Entire Agreement.  This Agreement sets forth the entire understanding of the Parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.  No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be valid unless made in writing and signed by the Parties.

8.2 Binding Effect/Assignability.  This Agreement shall extend to and be binding upon and inure to the benefit of the Parties, their respective heirs, legal representatives, successors and permitted assigns.  Neither Party shall assign this Agreement in whole or in part without the prior written consent of the other Party.

8.3 Survival of Representations and Warranties. All representations, warranties and agreements set forth herein or pursuant hereto shall survive the consummation of this Agreement until the statute of limitations has run with respect to any breach or failure to comply with such representations, warranties and agreements with the same force and effect as if made at the Effective Time and shall be deemed to be material and to have been relied upon by Purchaser and Company, notwithstanding any investigation or inspection heretofore or hereafter made by or on behalf of Purchaser or Company.

8.4 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed to the appropriate Party at its address set forth at the beginning of this Agreement, or at such other address as such Party shall have furnished to the other Party in writing.  Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail.  Notices sent by courier or overnight delivery shall be deemed received one (1) day after they have been so sent.  Notices that are sent via personal delivery shall be deemed received upon delivery.  Rejection or other refusal to accept, or the inability to deliver, because of a changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

8.5 Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof with the remaining provisions remaining in full force and effect and not affected by the illegal, invalid or unenforceable provision or by severance herefrom.

8.6 Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party hereunder shall impair any such right, power, or remedy of such Party, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

8.7 Confidentiality and Publicity.  The Parties shall hold in confidence the information contained in this Agreement; and all information related to this Agreement, which is not otherwise known to the public, shall be held by each Party as confidential and proprietary information and shall not be disclosed without the prior written consent of the other Party, except to the extent required by applicable law, such as the Securities Exchange Act of 1934, as amended.

8.8 Outside Legal Counsel to Purchaser.  Each Party acknowledges that (a) it has read this Agreement and all schedules and exhibits attached hereto in their entirety; (b) it has had full opportunity to review this Agreement; (c) Strasburger & Price, LLP acted as counsel to Company in preparing this Agreement and not as counsel to Purchaser; (d) the interests of Company may be adverse to the interests of Purchaser in a variety of circumstances under this Agreement; (e) Strasburger & Price LLP has made no effort to represent the interests of Purchaser, but has through the content of this Section 9.8 advised Purchaser that Purchaser has the right to and should consult independent counsel respecting the scope, content and implications of this Agreement and Purchaser’s rights and duties under this Agreement; and (f) Purchaser has had full opportunity to discuss this Agreement with its legal counsel and other advisors and has done so or declined to do so after considering all the ramifications and consequences of not having legal counsel with respect to this Agreement.

8.9 Construction.  The Parties have participated jointly in the drafting of this Agreement.  Each Party was represented by legal counsel in connection the negotiation of this Agreement, or had the opportunity to hire legal counsel and declined to do so after considering all the ramifications and consequences of not having legal counsel with respect to this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

8.10 GOVERNING LAW. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS.

8.11 Expenses.  Except as otherwise provided in this Agreement, each Party shall each bear their own expenses and legal fees in connection with the consummation of this Agreement and the transactions hereunder.

8.12 Attorney’s Fees.  In the event any litigation is instituted by either Party as a result of this Agreement, the prevailing Party shall be entitled to recover reasonable attorney’s fees from the other Party.

8.13 Captions.  The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

8.14 Exhibits and Recitals.  All exhibits which are annexed to this Agreement and the Recitals to this Agreement are a part of this Agreement and incorporated herein by reference.

8.15 Further Assurances. The Parties agree to take further actions and execute and deliver other documents, certificates, agreements, and other instruments as may be reasonably necessary or desirable to implement transactions contemplated by this Agreement.

8.16 Counterparts.  This Agreement may be executed in two or more counterparts, which together shall constitute a single instrument.  Signatures of the Parties may be transmitted by facsimile or .pdf and shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

MED ONE OAK, INC.

By:   /s/ Ivan Wood, Jr.
Name: Ivan Wood, Jr.
Title: Chief Executive Officer

PURCHASER:

GREATER HOUSTON PHYSICIAN’S MEDICAL ASSOCIATION, P.L.L.C.

By:    /s/ Asit Jaykant Choksi
Name: Asit Jaykant Choksi, M.D.
Title: